Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Digital Angel Corporation

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated December 21, 2001, relating to the consolidated financial statements of Digital Angel Corporation (formerly Medical Advisory Systems, Inc.) appearing in the Company's annual report on Form 10-K for the year ended October 31, 2001.

/S/ BDO SEIDMAN, LLP BDO Seidman, LLP

Washington, D.C.
April 12, 2002